Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
This Fourth Amendment to Credit Agreement (“Fourth Amendment”) is made as of this 29th day of December, 2010, by and among PMFG, Inc. (“Holdings”), Borrowers (as defined below), which are listed on attached Schedule 1, the Lenders (as defined below) signatory hereto and Comerica Bank, as Agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A. Holdings, Peerless Mfg. Co. (the “Company”), PMC Acquisition, Inc. (“PMC Acquisition”), and, following the execution and delivery by any other Subsidiary (as defined in the Credit Agreement), and acceptance by the Agent, from time to time, of a Credit Agreement Joinder Agreement from such Subsidiary, collectively with the Company, PMC Acquisition and each such Subsidiary, the “Borrowers” and each individually, a “Borrower”) are party to that certain Revolving Credit and Term Loan Agreement dated April 30, 2008, with the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”) and Agent (as amended or otherwise modified from time to time, the “Credit Agreement”).
B. Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement as set forth herein and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Fourth Amendment.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:
1. The following definitions in Section 1 of the Credit Agreement are hereby amended and restated as follows:
“Base Adjusted Net Worth” shall mean, as of the last day of any fiscal quarter, an amount equal to the sum of $65,000,000 plus fifty percent (50%) of Consolidated Net Income (not reduced by losses) of Holdings and its Consolidated Subsidiaries, for each fiscal quarter, commencing with the quarter ending on April 2, 2011.
“Consolidated Adjusted Net Worth” shall mean as of any date of determination, for any Person, the total common shareholders’ equity of Holdings and its Consolidated Subsidiaries, together with the amount, if any, of preferred stock which is classified as part of shareholders’ equity, as reflected on the most recent regularly prepared quarterly balance sheet of Holdings and its Consolidated Subsidiaries, which balance sheet shall be prepared in accordance with GAAP, plus the derivative liability incurred in connection with the issuance of preferred Equity Interests in September, 2009, plus the aggregate principal amount of any Subordinated Debt minus any Affiliate Receivables as of such date, as determined in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” shall mean as of any date of determination, the ratio of (a) Consolidated EBITDA for the four consecutive fiscal quarters ending on the applicable date of determination minus Capital Expenditures made by any Credit Party during the four consecutive fiscal quarters ending on the applicable date of determination (excluding any Capital Expenditure financed with money borrowed (other than Revolving Credit Advances or Swing Line Advances), Capital Expenditures not financed with the proceeds generated from the issuance of any Equity Interests, Capital Expenditures of the type described in and to the extent permitted under Section 8.6(b), (c) and (d), and the principal part of Capitalized Leases) to (b) Consolidated Fixed Charges.
“Excess Cash Flow” shall mean, for any Fiscal Year, the sum of (a) Consolidated Net Income, excluding any non cash fair value adjustment related to derivative liabilities associated with the Company’s issuance of convertible preferred stock, for such Fiscal Year plus (b) to the extent deducted in determining Consolidated Net Income, depreciation, depletion and amortization, minus (c) the sum of (i) Capital Expenditures made during such Fiscal Year, excluding any Capital Expenditures financed with money borrowed (other than with Advances of the Revolving Credit or the Swing Line) and the principal portion of any Capitalized Leases, (ii) the amount of all scheduled or mandatory payments or prepayments of principal on Funded Debt made during such Fiscal Year (excluding any payment (1) on the Revolving Credit or any other revolving loan facility except to the extent of any permanent reduction thereof, (2) in respect of Excess Cash Flow for any prior period and (3) with the Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds except to the extent that Consolidated Net Income was increased as a result thereof) and (iii) the amount of any other prepayment made during such Fiscal Year on any term Debt permitted hereunder, other than any optional prepayments on the Term Loan.
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) April 30, 2012, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.
“Term Loan Maturity Date” shall mean January 1, 2016.

2. The following definitions are hereby added to Section 1 of the Credit Agreement:
“Fourth Amendment Effective Date” shall mean December 29, 2010.
“New Denton Facility” shall mean the proposed new manufacturing facility of the Company to be built in Denton County, Texas.
“Peerless Asia-Pacific” shall mean Peerless Asia-Pacific Pte. Ltd, an entity organized under the laws of Singapore.
“Peerless Propulsys” shall mean Peerless Propulsys China Holdings, LLC, a Delaware limited liability company.
“Peerless Zhenjiang” shall mean Peerless Manufacturing (Zhenjiang) Co., an entity organized under the laws of China.
3. Section 2.6(a) of the Credit Agreement is hereby amended and restated as follows:
“(a) Interest on the unpaid balance of all Base Rate Advances of the Revolving Credit and the Swing Line from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Base Rate, and shall be payable in immediately available funds on the first day of each fiscal quarter. Whenever any payment under this Section 2.6(a) shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest accruing at the Base Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate.”
4. Section 2.9 of the Credit Agreement is hereby amended and restated as follows:
“2.9 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, Borrowers shall pay to the Agent for distribution to the Lenders pro-rata in accordance with their respective Percentages, a Revolving Credit Facility Fee quarterly in arrears on the first day of each fiscal quarter thereafter (in respect of the prior fiscal quarter or any portion thereof). The Revolving Credit Facility Fee payable to each Lender shall be determined by multiplying the Applicable Fee Percentage times the Revolving Credit Aggregate Commitment then in effect (whether used or unused). The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Lender of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable.”

5. Section 3.2(a)(i)(B) of the Credit Agreement is hereby amended and restated as follows:
“(B) such Letter of Credit shall expire not later than the earlier of (x) twenty four months from the date of issuance thereof, or if approved by Agent in its sole discretion, for a period longer than twenty four months from the date of issuance thereof, and (Y) in each case, the one (1) year anniversary of the Revolving Credit Maturity Date in effect on the date of issuance or extension thereof, as the case may be, or for such longer term as may be approved in writing by the Issuing Lender, the Agent and the Revolving Credit Lenders; provided that:
i) any Standby Letter of Credit may provide for automatic extension thereof for additional consecutive periods of up to twenty four months so long as no such Letter of Credit will, in any event, have a stated expiry date that is later than the one (1) year anniversary of the Revolving Credit Maturity Date in effect on the date of extension thereof;
ii) with respect to any Standby Letter of Credit that (x) will have an expiry date that is after the Revolving Credit Maturity Date in effect on the date of issuance or extension thereof, as the case may be, Borrowers shall deliver to Agent, on or prior to the date of issuance or extension thereof, cash collateral in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of such Letter of Credit, for deposit into an account controlled by the Agent, and Agent agrees to release cash collateral provided with respect to any such Letter of Credit to the Borrowers if at any time such Letter of Credit shall expire prior to the Revolving Credit Maturity Date then in effect or (y) will have an expiry date that is more than twenty four months after the date of issuance thereof, as the case may be, Borrowers shall deliver to Agent, on or prior to the date of issuance or extension thereof, cash collateral in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of such Letter of Credit, for deposit into an account controlled by the Agent;

iii) any Existing Letter of Credit which, as of the Effective Date, has an expiry date that is later than the one (1) year anniversary of the Revolving Credit Maturity Date and/or is longer than twenty four months from the date of issuance thereof, shall only be subject to the requirements under this clause (B) (including clauses (i) and (ii) above) upon any extension (including automatic extension) of such Existing Letter of Credit subsequent to the Effective Date; provided that, prior to any extension of such Letter of Credit which has an expiry date that is later than the Revolving Credit Maturity Date then in effect, Borrowers shall deliver to Agent, on or before the date that is ten (10) Business Days prior to the Revolving Credit Maturity Date, cash collateral in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of such Letter of Credit, for deposit into an account controlled by the Agent, and Agent agrees to release cash collateral provided with respect to any such Letter of Credit to the Borrowers if at any time such Letter of Credit shall expire prior to the Revolving Credit Maturity Date then in effect;”
6. Section 3.4(b)(ii) of the Credit Agreement is hereby amended and restated as follows:
“(ii) in the case of fees due under clause (a)(i) above, shall be payable quarterly in arrears on the last day of each fiscal quarter,”
7. Section 4.3(a) of the Credit Agreement is hereby amended and restated as follows:
“(a) Borrowers shall repay the Term Loan in equal quarterly principal installments of $650,000, to be paid on the first day of each fiscal quarter, commencing on April 3, 2011, until the Term Loan Maturity Date, when all remaining outstanding principal plus accrued interest thereon shall be due and payable in full.”
8. Section 4.6(a) of the Credit Agreement is hereby amended and restated as follows:
“(a) Interest on the unpaid principal of all Base Rate Advances of the Term Loan from time to time outstanding shall accrue until paid at a per annum interest rate equal to the Base Rate, and shall be payable in immediately available funds quarterly in arrears on the first day of each fiscal quarter. Whenever any payment under this Section 4.6 shall become due on a day that is not a Business Day, the date for payment shall be extended to the next Business Day. Interest accruing at the Base Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate.”

9. Section 4.8(a) of the Credit Agreement is hereby amended and restated as follows:
“(a) Subject to clauses (e) and (f) hereof, the Term Loan shall be subject to required principal reductions in the amount of Applicable Recapture Percentage of Excess Cash Flow for each Fiscal Year, such prepayments to be payable in respect of each Fiscal Year beginning with the Fiscal Year ending July 2, 2011, and each Fiscal Year thereafter, and to be due on the first day of the second fiscal quarter of the following Fiscal Year.”
10. Section 4.8(c) is hereby amended and restated as follows:
“(c) Subject to clauses (e) and (f) hereof, (i) immediately upon receipt by any Credit Party of Net Cash Proceeds generated from the issuance of any Equity Interests of any Credit Party after the Second Amendment Effective Date (other than (A) the proceeds from any Equity Interests issued under any stock option or employee incentive plans listed on Schedule 6.12 hereto (or any successor plans) or in connection with the conversion of any Subordinated Debt to equity, (B) any Net Cash Proceeds applied to acquire and/or improve the New Denton Facility within the earlier of three years after receipt by such Credit Party of such amounts and completion of such acquisition and improvements, (C) if approved by Agent, any Net Cash Proceeds applied as cash collateral for any Letter of Credit issued to support certain large projects provided that, upon the release of any such cash collateral, Borrowers shall be obligated to apply such amounts to repay the Term Loan in accordance with this clause (c) and (D) the first $5,000,000 generated from any issuance of Equity Interests made after the Fourth Amendment Effective Date (except to the extent of any such issuance and proceeds described in clauses (A), (B) and (C) above)), Borrowers shall prepay the Term Loan by an amount equal to the Applicable Equity Proceeds Recapture Percentage of such Net Cash Proceeds from the issuance of any Equity Interests; and (ii) immediately upon receipt by any Credit Party of Net Cash Proceeds generated from Net Cash Proceeds from the issuance of any Subordinated Debt after the Effective Date, Borrowers shall prepay the Term Loan by an amount equal to one hundred percent (100%) of such Net Cash Proceeds from the issuance of Subordinated Debt.”

11. Section 7.9(a) and (b) of the Credit Agreement is amended and restated as follows:
“(a) Consolidated Total Leverage Ratio. Maintain a Consolidated Total Leverage Ratio as of the last day of each fiscal quarter ending during the periods specified below of not greater than the ratio set forth below opposite the applicable period:

Quarters Ending	Ratio
January 1, 2011, April 2, 2011	3.25 to 1.00
July 2, 2011 and thereafter	3.00 to 1.00
“(b) Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio as of the last day of each fiscal quarter during the periods specified below of not less than the ratio set forth below opposite the applicable period:

Quarters Ending	Ratio
January 1, 2011, April 2, 2011	1.15 to 1.00
July 2, 2011 and thereafter	1.25 to 1.00
12. The following is hereby added to Section 7.12 of the Credit Agreement as new clause (f):
“(f) Notwithstanding anything herein to the contrary, so long as no Default or Event of Default has occurred as a result of the failure to comply with Section 8.16 hereof, the Borrowers shall not be required to cause Peerless Propulsys to comply with Sections 7.12(a), (b) (with respect to any Equity Interests in any Subsidiaries owned by Peerless Propulsys) or (c).”
13. Section 8.6(d) of the Credit Agreement is hereby amended and restated as follows:
“(d) Capital Expenditures made during in each of the 2011 and 2012 Fiscal Years in an aggregate amount not to exceed $2,500,000 per year, only solely in connection with the acquisition by the Borrowers from CEFCO Global Clean Energy, LLC of the exclusive rights to use the process for the selective and sequential capture and removal of pollutants from gaseous mixtures”.

14. Section 8.7(f) and (g) of the Credit Agreement are hereby amended and restated as follows:
“(f) intercompany loans made on or after the Effective Date by (i) any Credit Party (other than Peerless Propulsys) to a Foreign Subsidiary or a Domestic Disregarded Subsidiary, provided that the aggregate amount of such loans shall not exceed (x) on or prior to the Trigger Date, $1,000,000 at any one time outstanding and (y) after the Trigger Date, $3,000,000 at any one time outstanding, and such loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents and no Event of Default shall have occurred and be continuing at the time such loans are made and (ii) by Peerless Propulsys to Peerless Zhenjiang;”
“(g) (i) intercompany Investments made prior to the Fourth Amendment Effective Date by Company to or in Peerless Manufacturing Canada, Ltd. in connection with its Investment in Mitech Services Ltd. in an aggregate amount not to exceed $750,000, and (ii) other intercompany Investments made on or after the Effective Date by (i) any Credit Party (other than Peerless Propulsys) to a Foreign Subsidiary, a Domestic Disregarded Subsidiary or Peerless Propulsys, provided that (A) the aggregate amount of such Investments shall not exceed $1,860,000, plus up to $600,000 of intercompany Investments made after the Fourth Amendment Effective Date by Company in Peerless Propulsys, and (B) that no Event of Default shall have occurred and be continuing at the time such Investment is made; and (ii) Peerless Propulsys to Peerless Zhenjiang;”
15. Section 8.15 of the Credit Agreement is hereby amended and restated as follows:
“8.15 Fiscal Year. Permit the Fiscal Year of any Credit Party to end on a day other than the Saturday closest to June 30.”
16. The following is hereby added as new Section 8.16 of the Credit Agreement:
“8.16 Limitations on Peerless Propulsys. Notwithstanding anything to the contrary herein, permit Peerless Propulsys to hold any material assets, own any Subsidiaries, become liable for any material obligations, make any loans, advances or Investments or engage in any trade or business or conduct any business activity, other than (i) its ownership of Equity Interests in Peerless Zhenjiang, (ii) intercompany loans or Investments made by Peerless Propulsys to or in Peerless Zhenjiang and (iii) its business activities related to Peerless Zhenjiang that do not otherwise violate the terms of this Agreement.”
17. Schedule 1.1 of the Credit Agreement is hereby amended, restated and replaced with the Schedule 1.1 attached hereto as Attachment 1.
18. Exhibit J of the Credit Agreement is hereby amended, restated and replaced with the Exhibit J attached hereto as Attachment 2.

19. Borrowers agree to execute and deliver, or cause to be executed and delivered, to Agent, on or before March 29, 2011 (or such longer time period as Agent may agree), such Pledge Agreements and take such actions as may be necessary to ensure a valid first priority perfected Lien over sixty-five percent (65%) in the aggregate of the Equity Interests of Peerless Asia-Pacific together with corporate authority items, certificates, opinions of counsel and other supporting documentation, as reasonably required by the Agent or its counsel. The Lenders hereby waive any Default or Event of Default resulting solely from the failure of the Borrowers to previously provide the documents and other items required under Section 7.12 of the Credit Agreement with respect to (i) Peerless Asia-Pacific until the date specified above in this Section 7 and (ii) Peerless Propulsys and Peerless Zhenjiang so long as the Borrowers are in compliance with Section 8.16 of the Credit Agreement.
20. This Fourth Amendment shall become effective (according to the terms hereof) on the date (the “Fourth Amendment Effective Date”) that the following conditions have been fully satisfied by Borrowers (the “Conditions”):
(a)
Agent shall have received via facsimile or electronic mail (followed by the prompt delivery of original signatures) counterpart originals of this Fourth Amendment, in each case duly executed and delivered by the Agent, Borrowers and the Lenders.

(b)
Agent shall have received certified copies of resolutions of each of the Borrowers and Holdings authorizing, as applicable, the execution and delivery of this Fourth Amendment and the other Loan Documents required hereunder and the performance by the Borrowers and Holdings of each of their respective obligations under the Credit Agreement as amended by this Fourth Amendment.

(c)
Agent shall have received an amendment to the Security Agreement and other documents necessary to ensure a valid first priority perfected Lien over all of the Equity Interests of Peerless Propulsys owned by Company, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent, in each case in form reasonably satisfactory to the Agent, in its reasonable discretion.

(d)	Borrowers shall have made payment on Term Loan in an aggregate amount not to be less than $6,000,000 from cash on hand.
(e)
Borrowers shall have paid to the Agent, for distribution to each Lender, (i) a nonrefundable amendment fee in an amount equal to twenty five (25) basis points on such Lender’s Percentage of the Revolving Credit Aggregate Commitment and Term Loan immediately prior to giving effect to the Fourth Amendment and (ii) and to the Agent all fees and other amounts, if any, that are due and owing to the Agent as of the Second Amendment Effective Date.

21. Borrowers hereby certify to the Agent and the Lenders as of the Fourth Amendment Effective Date and after giving effect to this Amendment, that (a) execution and delivery of this Fourth Amendment and the other Loan Documents required to be delivered hereunder, and the performance by Borrowers of their obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within the Borrowers’ powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organizational documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Fourth Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct on and as of the Fourth Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Fourth Amendment Effective Date, after giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing.
22. Except as specifically set forth above, this Fourth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Amended Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this Fourth Amendment constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Amended Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Fourth Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrowers or any Guarantor with the Amended Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction. Borrowers hereby confirm that each of the Collateral Documents continues in full force and effect and secures, among other things, all of its obligations, liabilities and indebtedness owing to the Agent and the Lenders under the Credit Agreement and the other Loan Documents (where applicable, as amended herein).
23. Borrowers hereby acknowledge and agree that this Fourth Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrowers, any other Credit Party, any Guarantor or any other party or any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.
24. Except as specifically defined to the contrary herein, capitalized terms used in this Fourth Amendment shall have the meanings set forth in the Credit Agreement.
25. This Fourth Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement and shall be considered a “Loan Document” within the meaning of the Credit Agreement.
26. This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent
By:	/s/ David Milton
	Name:	David Milton
	Title:	Senior Vice President
Signature Page to Fourth Amendment (1017576)

PMFG, INC.
By:	/s/ Henry Schopfer
	Name:	Henry Schopfer
	Title:	Chief Financial Officer

PEERLESS MFG. CO.
By:	/s/ Henry Schopfer
	Name:	Henry Schopfer
	Title:	Vice President

PMC ACQUISITION, INC.
By:	/s/ Henry Schopfer
	Name:	Henry Schopfer
	Title:	Vice President

NITRAM ENERGY, INC.
By:	/s/ Henry Schopfer
	Name:	Henry Schopfer
	Title:	Vice President

BOS-HATTEN, INC.
By:	/s/ Henry Schopfer
	Name:	Henry Schopfer
	Title:	Vice President

BURGESS — MANNING, INC.
By:	/s/ Henry Schopfer
	Name:	Henry Schopfer
	Title:	Vice President
Signature Page to Fourth Amendment (1017576)

BURMAN MANAGEMENT, INC.
By:	/s/ Henry Schopfer
	Name:	Henry Schopfer
	Title:	Vice President
Signature Page to Fourth Amendment (1017576)

LENDERS:

COMERICA BANK, as a Lender, Issuing Lender and Swing Line Lender
By:	/s/ David Milton
	Name:	David Milton
	Title:	Senior Vice President
Signature Page to Fourth Amendment (1017576)

MB FINANCIAL BANK, N.A.
By:	/s/ Evelyn Guzman
	Name:	Evelyn Guzman
	Title:	Commercial Banking Officer
Signature Page to Fourth Amendment (1017576)

CITIBANK N.A.
By:	/s/ Deborah Purvin
	Name:	Deborah Purvin
	Title:	Vice President
Signature Page to Fourth Amendment (1017576)

SCHEDULE 1
Peerless Mfg. Co.
PMC Acquisition, Inc.
Nitram Energy, Inc.
Bos-Hatten, Inc.
Burgess — Manning, Inc.
Burman Management, Inc.

ATTACHMENT 1

Schedule 1.1
Applicable Margin Grid
Revolving Credit and Term Loan Facilities
(basis points per annum)

Basis for Pricing	Level I	Level II	Level III	Level IV*
Consolidated Total Leverage Ratio*	<1.50 to 1.00	≥1.50 to 1.00 but <2.00 to 1.00	≥2.00 to 1.00 but <2.50 to 1.00	≥2.50 to 1.00
Revolving Credit Eurodollar Margin	300.00	350.00	400.00	450.00
Revolving Credit Base Rate Margin	225.00	275.00	300.00	350.00
Revolving Credit Facility Fee	25.00	25.00	25.00	25.00
Letter of Credit Fees (exclusive of facing fees)	300.00	350.00	400.00	450.00
Term Loan Eurodollar Margin	325.00	375.00	425.00	475.00
Term Loan Base Rate Margin	225.00	275.00	325.00	375.00

*	Definitions as set forth in the Credit Agreement.

**
Level IV pricing shall be in effect from the Fourth Amendment Effective Date until the delivery of the financial statements for the fiscal quarter ending April 4, 2011 after which time the Applicable Margins and Applicable Fee Percentages shall be determined in accordance with Section 11.9 of the Credit Agreement.

ATTACHMENT 2

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

TO:	Comerica Bank, as Agent

RE:
Revolving Credit and Term Loan Agreement made as of April 30, 2008, by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), PMFG, Inc. (“Holdings”) and Peerless Mfg. Co., PMC Acquisition, Inc., Nitram Energy, Inc., Bos-Hatten, Inc., Burgess — Manning, Inc., BurMan Management, Inc. and such other Subsidiaries which from time to time become signatories thereto (each, individually a “Borrower,” and collectively the “Borrowers”) (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”).

This Covenant Compliance Report (“Report”) is furnished pursuant to Section 7.2(a) of the Credit Agreement and sets forth various information as of                     , 20_____  (the “Computation Date”).
1. Consolidated Total Leverage Ratio (Section 7.9(a)). On the Computation Date, the Consolidated Total Leverage Ratio, which is required to be not greater than  _____  to 1.00 was                      to 1.00, as computed in the supporting documents attached hereto as Schedule 1.
2. Consolidated Fixed Charge Coverage Ratio (Section 7.9(b)). On the Computation Date, the Consolidated Fixed Charge Coverage Ratio, which is required to be not less than  _____  to 1.00 was                      to 1.00, as computed in the supporting documents attached hereto as Schedule 2.
3. Consolidated Adjusted Net Worth (Section 7.9(c)). On the Computation Date, the Consolidated Adjusted Net Worth, which is required to be not less than the Base Adjusted Net Worth, which, as of the Computation Date, was $                    , was $                    , as computed in the supporting documents attached hereto as Schedule 3.

4. Capital Expenditures (Section 8.6). On the Computation Date:
(a)
Capital Expenditures to replace and upgrade the equipment and other assets of Nitram and its Subsidiaries, which were required to be not more than $1,500,000 in the aggregate, were $                     in the aggregate as of the Computation Date;

(b)
Capital Expenditures made solely from the Net Cash Proceeds from the sale of the property located at 2819 Walnut Hill Lane, Dallas, Texas 75229, which were required to be not more than $4,000,000 in the aggregate, were $                     in the aggregate as of the Computation Date;

(c)
Capital Expenditures made during each of the 2011 and 2012 Fiscal Years, only solely in connection with the acquisition by the Borrowers from CEFCO Global Clean Energy, LLC of the exclusive rights to use the process for the selective and sequential capture and removal of pollutants from gaseous mixtures, which were required to be not more than $2,500,000 in the aggregate for each such Fiscal Year, were $                     in the aggregate as of the Computation Date for the applicable Fiscal Year; and

(d)
other Capital Expenditures, the aggregate amount of which in any Fiscal Year shall not exceed $                     (such amount to be the sum of the Cap Ex Basket plus any unused portion of such Cap Ex Basket for the Fiscal Year ending immediately prior to the applicable Fiscal Year, provided that any amounts carried forward shall be applied to the last Capital Expenditures made in the applicable Fiscal Year and shall expire at the end of the applicable Fiscal Year), were $                                         in the aggregate as of the Computation Date for the applicable Fiscal Year. “Cap Ex Basket” shall mean (i) at any time on or prior to the Trigger Date, $2,000,000 and (ii) after the Trigger Date, $3,000,000;

as evidenced in each case by the supporting documentation attached as Schedule 4
The undersigned Borrower Representative hereby certifies that:
A. To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.
B. To the best of my knowledge, the representation and warranties of the Credit Parties contained in the Credit Agreement and in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specific date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

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C. I have reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.
D. To the best of my knowledge, except as stated in Schedule 5 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by any Borrower or any other Credit Party), no Default or Event of Default has occurred and is continuing on the date of this Report.
Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.
IN WITNESS WHEREOF, Borrowers have caused this Report to be executed and delivered by the undersigned Borrower Representative this  _____  day of                     ,  _____.

By:
Its:

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